UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                 Form 8-K/A

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) March 24, 2000


                      Commission file number 000-28697

                          PRESIDENTS TELECOM, INC.
       (Exact name of registrant as specified in charter)


          Nevada                                  94-3342064
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     460-1301 Dove St.
     Newport Beach, California                    92660
     (Address of Principal Executive Office)      (Zip Code)

                               (604) 469-6957
              (Registrant's Executive Office Telephone Number)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     On March 7. 2000 the Company executed a Rescission Agreement with HIV-VAC, Inc. to rescind the transaction filed in a Form 8-K on February 23, 2000. On February 23, 2000 Debra Nicholson resigned as President, Secretary, Treasurer and Director and Anthony N. DeMint became Sole Director, President, Secretary, Treasurer and the only stockholder of record.

     Pursuant to an Acquisition Agreement and Plan of Merger (the "Merger Agreement") dated as of March 15, 2000 between Presidents Telecom, Inc., ("PTI"), a Nevada corporation, and Central America Fuel Technology, Inc. ("CAFT"), a Nevada corporation, all the outstanding shares of common stock of CAFT were exchanged for 5,000 shares of 144 restricted common stock of PTI in a transaction in which PTI was the successor corporation.

     A copy of the Merger Agreement and Certificate of Merger are filed as exhibits to this Form 8-K and are incorporated in their entirety herein.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     The consideration exchanged pursuant to the Merger Agreement was negotiated between PTI and CAFT

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.   OTHER EVENTS

Not applicable.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     On February 23, 2000 Debra Nicholson resigned as President, Secretary, Treasurer and Sole Director and Anthony N. DeMint became Sole Director, President, Secretary and Treasurer.

     Pursuant to the merger the Officers and Directors of PTI, the successor corporation, will remain the same.

ITEM 7.   FINANCIAL STATEMENTS

     Attached are audited financials for December 31, 1998, 1997, 1996 and unaudited financials for the ten months ending October 31, 1999. Please see Exhibits 1.4 and 1.5.

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

EXHIBITS

1.1 Agreement and Plan of Merger between Presidents Telecom, Inc. and Central America Fuel Technology, Inc.
1.2 Certificate of Merger between Presidents Telecom, Inc. and Central America Fuel Technology, Inc.
1.3  Unanimous consent of Stockholder
1.4* Audited Financials for December 31, 1998, 1997, 1996
1.5* Unaudited Financials for the ten months ending October 31, 1999.
______
*Filed herewith

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PRESIDENTS TELECOM, INC.

                                        By/s/ Alexander Anderson
                                           Alexander Anderson, President


Date: March 24, 2000